FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2021 RESULTS

COLUMBUS, Ohio, USA – November 4, 2021 – Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2021. Provided below are the highlights:

•Reported sales increased 18% compared with the prior year. In local currency, sales increased 16% in the quarter as currency benefited reported sales growth by 2%.

•Net earnings per diluted share as reported (EPS) were $8.71, compared with $6.68 in the prior-year period. Adjusted EPS was $8.72, an increase of 24% over the prior-year amount of $7.02. Adjusted EPS is a non-GAAP measure, and a reconciliation to EPS is included on the last page of the attached schedules.

Third Quarter Results

Patrick Kaltenbach, President and Chief Executive Officer, stated, "We had very strong sales growth with broad-based increases in all regions. Our Laboratory product lines had excellent growth and our Industrial business also performed very well. Our ability to meet heightened customer demand while navigating the challenges of the global supply chain is proving to be a competitive advantage in the current environment. Robust sales growth and agile execution drove strong growth in Adjusted Operating Profit, Adjusted EPS and cash flow generation."

GAAP Results
EPS in the quarter was $8.71, compared with the prior-year amount of $6.68.

Compared with the prior year, total reported sales increased 18% to $952.0 million. By region, reported sales increased 20% in the Americas, 12% in Europe and 21% in Asia/Rest of World. Earnings before taxes amounted to $247.6 million, compared with $205.8 million in the prior year.

Non-GAAP Results
Adjusted EPS was $8.72, an increase of 24% over the prior-year amount of $7.02.

Compared with the prior year, total sales in local currency increased 16% as currency benefited sales growth by 2%. By region, local currency sales increased 20% in the Americas, 10% in Europe and 16% in Asia/Rest of World. Adjusted Operating Profit amounted to $272.8 million, a 19% increase from the prior-year amount of $230.0 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Nine Month Results

GAAP Results
EPS was $22.86, compared with the prior-year amount of $15.92.

Compared with the prior year, total reported sales increased 25% to $2.681 billion. By region, reported sales increased 22% in the Americas, 22% in Europe and 31% in Asia/Rest of World. Earnings before taxes amounted to $663.4 million, compared with $479.6 million in the prior year.

Non-GAAP Results
Adjusted EPS was $23.37, an increase of 43% over the prior-year amount of $16.30.

Compared with the prior year, total sales in local currency increased 20% as currency benefited sales growth by 5%. By region, local currency sales increased 21% in the Americas, 15% in Europe and 23% in Asia/Rest of World. Adjusted Operating Profit amounted to $738.7 million, a 35% increase from the prior-year amount of $547.9 million.

Adjusted EPS and Adjusted Operating Profit are non-GAAP measures. Reconciliations to the most comparable GAAP measures are provided in the attached schedules.

Outlook

The Company stated that forecasting continues to be challenging. Management cautions that market conditions are dynamic and changes to the business environment can happen quickly. Uncertainty remains surrounding the impact of COVID-19 and the challenges in the global supply chain on the economic environment. The estimates include uncertainty and management acknowledges that market conditions are subject to change.

Based on today's assessment of market conditions, management anticipates local currency sales growth for the fourth quarter of 2021 will be approximately 8%, and Adjusted EPS is forecasted to be $10.00 to $10.05, a growth rate of 8% to 9%.

For the full year 2021, local currency sales growth is expected to be approximately 17%, and Adjusted EPS is forecasted to be in the range of $33.35 to $33.40, an increase of 30%. This compares with previous guidance of Adjusted EPS in the range of $32.60 to $32.90.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2022 will be approximately 6%. This sales growth is expected to result in
Adjusted EPS in the range of $37.25 to $37.65. Using the mid-point of 2021 guidance, this would result in Adjusted EPS growth of 12% to 13%.

While the Company has provided an outlook for local currency sales growth and Adjusted EPS, it has not provided an outlook for reported sales growth or EPS as it would require an estimate of currency exchange fluctuations and non-recurring items, which are not yet known.

Conclusion

Kaltenbach concluded, "Our end markets remain favorable and our strategic initiatives are very effective at capturing growth. We continue to invest in the strength and breadth of our product portfolio, further extending our technology lead; leverage our excellent sales and marketing approaches; and reinforce customer trust through our global service offering, which supports customers' productivity. We have successfully navigated the challenges of the global supply chain to date but are cautious as dynamics remain challenging and conditions can change rapidly. Although pockets of uncertainty exist in the global economy, we believe we are ideally positioned to continue to gain market share. With our proven strategies, good demand in our end markets and continued focused execution of our growth and margin initiatives, we believe we are in an excellent position to deliver strong results in 2021 and 2022."

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, Nov. 4) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. You should not rely on forward-looking statements to predict our actual results. Our actual results or performance may be materially different than reflected in forward-looking statements because of various risks and uncertainties, including statements about expected revenue growth and long-term impacts of the COVID-19 pandemic. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue.” We make forward-looking statements about future events or our future financial performance, including earnings and sales growth, earnings per share, strategic plans and contingency plans, growth opportunities or economic downturns, our ability to respond to changes in market conditions, customer demand, our competitive position, pricing, our supply chain, adequacy of our facilities, access to and the costs of raw materials, shipping and supplier costs, gross margins, planned research and development efforts and product introductions, capital expenditures, cash flow, tax-related matters, the impact of foreign currencies, compliance with laws, effects of acquisitions and the impact of the COVID-19 pandemic on our businesses. Our forward-looking statements may not be accurate or complete, and we do not intend to update or revise them in light of actual results. New risks also periodically arise. Please consider the risks and factors that could cause our results to differ materially from what is described in our forward-looking statements, including the uncertain duration and severity of the COVID-19 pandemic. See in particular “Factors Affecting Our Future Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC from time to time.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Three months ended			Three months ended
	September 30, 2021		% of sales	September 30, 2020	% of sales

Net sales	$951,950	(a)	100.0	$807,357	100.0
Cost of sales	396,130		41.6	337,749	41.8
Gross profit	555,820		58.4	469,608	58.2

Research and development	42,276		4.4	34,656	4.3
Selling, general and administrative	240,734		25.3	204,974	25.4
Amortization	16,039		1.7	14,121	1.7
Interest expense	11,791		1.2	9,310	1.2
Restructuring charges	650		0.1	4,570	0.6
Other charges (income), net	(3,257)		(0.3)	(3,832)	(0.5)
Earnings before taxes	247,587		26.0	205,809	25.5

Provision for taxes	43,899		4.6	44,042	5.5
Net earnings	$203,688		21.4	$161,767	20.0

Basic earnings per common share:
Net earnings	$8.83			$6.76
Weighted average number of common shares	23,056,924			23,922,272

Diluted earnings per common share:
Net earnings	$8.71			$6.68
Weighted average number of common and common equivalent shares	23,393,579			24,225,204

Note:
(a)	Local currency sales increased 16% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Three months ended			Three months ended
	September 30, 2021		% of sales	September 30, 2020	% of sales

Earnings before taxes	$247,587			$205,809
Amortization	16,039			14,121
Interest expense	11,791			9,310
Restructuring charges	650			4,570
Other charges (income), net	(3,257)			(3,832)
Adjusted operating profit	$272,810	(b)	28.7	$229,978	28.5

Note:
(b)	Adjusted operating profit increased 19% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

	Nine months ended			Nine months ended
	September 30, 2021		% of sales	September 30, 2020	% of sales

Net sales	$2,680,691	(a)	100.0	$2,147,192	100.0
Cost of sales	1,116,271		41.6	905,205	42.2
Gross profit	1,564,420		58.4	1,241,987	57.8

Research and development	124,151		4.6	100,236	4.7
Selling, general and administrative	701,531		26.2	593,852	27.7
Amortization	46,141		1.7	42,008	2.0
Interest expense	31,701		1.2	29,111	1.3
Restructuring charges	2,719		0.1	7,335	0.3
Other charges (income), net	(5,208)		(0.2)	(10,118)	(0.5)
Earnings before taxes	663,385		24.8	479,563	22.3

Provision for taxes	125,271		4.7	93,119	4.3
Net earnings	$538,114		20.1	$386,444	18.0

Basic earnings per common share:
Net earnings	$23.19			$16.13
Weighted average number of common shares	23,203,257			23,963,311

Diluted earnings per common share:
Net earnings	$22.86			$15.92
Weighted average number of common and common equivalent shares	23,536,615			24,272,354

Note:
(a)	Local currency sales increased 20% as compared to the same period in 2020.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING PROFIT

	Nine months ended			Nine months ended
	September 30, 2021		% of sales	September 30, 2020	% of sales

Earnings before taxes	$663,385			$479,563
Amortization	46,141			42,008
Interest expense	31,701			29,111
Restructuring charges	2,719			7,335
Other charges (income), net	(5,208)			(10,118)
Adjusted operating profit	$738,738	(b)	27.6	$547,899	25.5

Note:
(b)	Adjusted operating profit increased 35% as compared to the same period in 2020.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	September 30, 2021	December 31, 2020

Cash and cash equivalents	$183,672	$94,254
Accounts receivable, net	603,364	593,809
Inventories	381,457	297,611
Other current assets and prepaid expenses	77,731	71,230
Total current assets	1,246,224	1,056,904

Property, plant and equipment, net	783,813	798,868
Goodwill and other intangible assets, net	927,777	747,055
Other non-current assets	249,347	211,722
Total assets	$3,207,161	$2,814,549

Short-term borrowings and maturities of long-term debt	$53,524	$50,317
Trade accounts payable	219,294	175,801
Accrued and other current liabilities	728,743	614,209
Total current liabilities	1,001,561	840,327

Long-term debt	1,639,583	1,284,174
Other non-current liabilities	406,846	407,373
Total liabilities	3,047,990	2,531,874

Shareholders’ equity	159,171	282,675
Total liabilities and shareholders’ equity	$3,207,161	$2,814,549

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020

Cash flow from operating activities:
Net earnings	$203,688	$161,767	$538,114	$386,444
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	11,179	10,622	33,440	30,949
Amortization	16,039	14,121	46,141	42,008
Deferred tax expense (benefit)	1,351	(2,420)	(6,072)	(6,990)
Other	4,737	4,430	13,893	13,248
Increase in cash resulting from changes in
operating assets and liabilities	26,313	36,559	42,203	8,171
Net cash provided by operating activities	263,307	225,079	667,719	473,830
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	151	1,021	3,399	3,046
Purchase of property, plant and equipment	(22,433)	(20,339)	(69,796)	(57,428)
Acquisitions	(7,853)	—	(193,387)	(6,242)
Other investing activities	4,955	(140)	8,559	(9,421)
Net cash used in investing activities	(25,180)	(19,458)	(251,225)	(70,045)
Cash flows from financing activities:
Proceeds from borrowings	433,325	72,262	1,638,321	1,148,360
Repayments of borrowings	(383,024)	(63,066)	(1,249,177)	(1,231,191)
Proceeds from exercise of stock options	7,081	8,444	14,914	26,194
Repurchases of common stock	(252,499)	(199,999)	(727,498)	(399,999)
Other financing activities	(576)	—	(2,864)	(800)
Net cash used in financing activities	(195,693)	(182,359)	(326,304)	(457,436)

Effect of exchange rate changes on cash and cash equivalents	(1,014)	3,147	(772)	(448)

Net increase (decrease) in cash and cash equivalents	41,420	26,409	89,418	(54,099)

Cash and cash equivalents:
Beginning of period	142,252	127,277	94,254	207,785
End of period	$183,672	$153,686	$183,672	$153,686

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW

Net cash provided by operating activities	$263,307	$225,079	$667,719	$473,830
Payments in respect of restructuring activities	1,874	1,634	7,422	6,261
Payments for acquisition costs	153	—	2,244	—
Transition tax payment	—	4,264	4,288	4,264
Proceeds from sale of property, plant and equipment	151	1,021	3,399	3,046
Purchase of property, plant and equipment	(22,433)	(20,339)	(69,796)	(57,428)
Adjusted free cash flow	$243,052	$211,659	$615,276	$429,973

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2021			12%		20%	21%		18%
Nine Months Ended September 30, 2021			22%		22%	31%		25%

Local Currency Sales Growth
Three Months Ended September 30, 2021			10%		20%	16%		16%
Nine Months Ended September 30, 2021			15%		21%	23%		20%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30,					September 30,
	2021		2020		% Growth	2021		2020		% Growth

EPS as reported, diluted	$8.71		$6.68		30%	$22.86		$15.92		44%

Purchased intangible amortization, net of tax	0.18	(a)	0.12	(a)		0.49	(a)	0.35	(a)
Restructuring charges, net of tax	0.02	(b)	0.15	(b)		0.09	(b)	0.24	(b)
Income tax expense	(0.19)	(c)	0.07	(c)		(0.17)	(c)	(0.21)	(c)
Acquisition costs, net of tax	—		—			0.10	(d)	—

Adjusted EPS, diluted	$8.72		$7.02		24%	$23.37		$16.30		43%

Notes:
(a)	Represents the EPS impact of purchased intangibles amortization of $5.5 million ($4.1 million net of tax) and $3.8 million ($2.8 million net of tax) for the three months ended September 30, 2021 and 2020, and of $15.2 million ($11.5 million net of tax) and $11.2 million ($8.5 million net of tax) for the nine months ended September 30, 2021 and 2020, respectively.

(b)	Represents the EPS impact of restructuring charges of $0.7 million ($0.5 million after tax) and $4.6 million ($3.6 million after tax) for the three months ended September 30, 2021 and 2020, and $2.7 million ($2.2 million after tax) and $7.3 million ($5.8 million after tax) for the nine months ended September 30, 2021 and 2020, respectively, which primarily include employee related costs.
(c)	Represents the EPS impact of the difference between our quarterly and estimated annual tax rate before non-recurring discrete items during the three and nine months ended September 30, 2021 and 2020 due to the timing of excess tax benefits associated with stock option exercises.
(d)	Represents the EPS impact of acquisition costs of $2.8 million ($2.3 million after tax) for the nine months ended September 30, 2021.